UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 6, 2016
(Date of earliest event reported)

E

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055
_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

 (208) 664-4859
(Company’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 6, 2016, the Registrant received notice from the NYSE MKT LLC (the “Exchange”) that the Company is not in compliance with one of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE MKT Company Guide (the “Company Guide”). Specifically, the Registrant is not in compliance with Section 1003(a)(iv) of the Company Guide in that is has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Registrant will be able to continue operations and/or meet its obligations as they mature.

In order to maintain its listing on the Exchange, the Exchange has requested that the Registrant submit a plan of compliance (the “Plan”) by January 13, 2016 addressing how the Registrant intends to regain compliance with Section 1003(a)(iv) of the Company Guide by February 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: January 12, 2016	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer